Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vivakor, Inc.

Lehi, UT

We consent to the use in the Prospectus constituting a part of this Registration Statement (#333-267444), of our report dated April 15, 2022, except for Notes 22 and 23 as to which the date is May 2, 2022, relating to the audit of the consolidated financial statement of Vivakor, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP

Irvine, California

December 29, 2022